As filed with the Securities and Exchange Commission on August 20, 2025

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

CMB.TECH NV
(Exact name of Registrant as specified in its charter)
________________________

Belgium (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)

CMB.TECH NV De Gerlachekaai 20 2000 Antwerp Belgium 011-32-3-247-5911
(Address and telephone number of Registrant's principal executive offices)

Seward & Kissel LLP Attention: Keith Billotti, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)
________________________

Copies to:

Keith Billotti, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200
________________________

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and Units
Through this prospectus, we or any selling shareholder may periodically offer ordinary shares, preferred shares, debt securities, warrants, purchase contracts, rights, and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
This prospectus describes some of the general terms that may apply to these securities. The prices and other terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be set forth in an amendment to the registration statement (the “Registration Statement”) of which this prospectus forms a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus.
The securities issued under this prospectus may be offered directly or through one or more underwriters, agents or dealers, or through other means.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
Our ordinary shares are listed on the New York Stock Exchange, Euronext Brussels under the symbol “CMBT” and Euronext Oslo Børs (“Euronext Oslo”) under the symbol "CMBTO."
Investing in our securities involves a high degree of risk. Before you make an investment in our securities, you should carefully consider the section entitled "Cautionary Statement Regarding Forward-Looking Statements" and the section entitled "Risk Factors" beginning on page 3 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is August 20, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of the Registration Statement that we filed with the Commission, using a shelf registration process. Under the shelf registration process, we or any selling shareholder may sell, from time to time, our ordinary shares, preferred shares, debt securities, warrants, purchase contracts, rights, and units (or securities that are convertible or exchangeable into one or more of these securities) as described in this prospectus, in one or more offerings. No limit exists on the aggregate amount of the securities that we or any selling shareholder may sell pursuant to the Registration Statement of which this prospectus forms a part.
This prospectus provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offer securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of the Registration Statement that we filed with the Commission and do not contain all the information in the Registration Statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the Registration Statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the Registration Statement, which you can obtain from the Commission as described below under the section entitled "Where You Can Find Additional Information."
Unless otherwise indicated, all references to "U.S. dollars," "USD," "dollars," "US$" and "$" in this prospectus are to the lawful currency of the United States of America and references to "Euro," "EUR," and "€" are to the lawful currency of Belgium.  We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.  We have a fiscal year end of December 31.
We refer to our "U.S. Shares" as those shares of the Company with no par value that are reflected in the U.S. component of our share register, or the U.S. Register, that is maintained by Computershare Trust Company N.A., or Computershare, our U.S. transfer agent and registrar, and are formatted for trading on the New York Stock Exchange, or the NYSE. The U.S. Shares are identified by CUSIP B38564108.  We refer to our "Belgian Shares" as those shares of the Company with no par value that are reflected in the Belgian component of our share register, or the Belgian Register, that is maintained by De Interprofessionele Effectendeposito- en Girokas (CIK) NV (acting under the commercial name Euroclear Belgium), or Euroclear Belgium, our agent, and are formatted for trading on Euronext Brussels. The Belgian Shares are identified by ISIN BE0003816338. We refer to our “Norwegian Shares” as those shares of the Company with no par value that are registered in the VPS and trade on Euronext Oslo. Our Norwegian Shares are identified by ISIN BE0003816338. Our U.S. Shares, our Belgian Shares and our Norwegian Shares taken together are collectively referred to as our "ordinary shares." For further discussion of the maintenance of our share register, please see "Description of Share Capital."
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We, the selling shareholders and any underwriters have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.
Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and in any prospectus supplement, including the risks described under the heading "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2024 that we filed with the Commission on April 9, 2025, as updated by annual and other reports and documents that we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information."
The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

CAUTIONARY SATEMENT REGARDING FORWARD LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
This prospectus includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as "forward-looking statements." We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection therewith. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance and are not intended to give any assurance as to future results or events. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. When used in this prospectus, the words "believe," "expect," "anticipate," "estimate," "intend," "seek", "plan," "target," "project," "potential", "continue", "contemplate", "possible", "likely," "may," "might", "will," "would," "could" and similar expressions, terms, or phrases may identify forward-looking statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and our future financial results and readers should not place undue reliance on them. The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

CMB.TECH NV
CMB.TECH is one of the largest listed, diversified and future-proof maritime groups in the world that builds, owns, operates, and designs large marine and industrial applications that run on dual fuel or monofuel (diesel-)hydrogen and (diesel-)ammonia engines. We offer hydrogen and ammonia fuel to our customers, either through our own production or by sourcing it from third party producers. We are active throughout the full hydrogen value chain through our different divisions: (i) marine, engaged in owning and operating oil tankers, bulkers, container vessels, chemical tankers, crew transfer vessels and tugs and ferries, (ii) hydrogen gas (“H2”) industry, engaged in developing, testing and implementing hydrogen- and ammonia- powered combustion engines for various industries, and (iii) H2 infrastructure, engaged in the development, integration and management of infrastructure for green hydrogen and ammonia production and distribution.
We were incorporated under the laws of Belgium on June 26, 2003 for an indefinite term. Prior to October 1, 2024, we operated under the name Euronav NV, and effective October 1, 2024, our name was changed to CMB.TECH NV. Our Company is a public limited liability company (naamloze vennootschap/société anonyme). Our principal executive offices are located at De Gerlachekaai 20, 2000 Antwerp, Belgium and our telephone number at that location is +32 3 247 44 11.
Our ordinary shares have traded on Euronext Brussels since December 2004. In January 2015, we completed our underwritten initial public offering in the United States and our ordinary shares commenced trading on the NYSE. On August 20, 2025, we completed a secondary listing of our ordinary shares on Euronext Oslo. Our ordinary shares currently trade on the NYSE, Euronext Brussels under the symbol “CMBT” and Euronext Oslo under the symbol "CMBTO".
As a result of the merger between the Company and Golden Ocean Group Limited (“Golden Ocean”) described below, our fleet consists of 248 vessels with an average age of approximately seven years, an aggregate carrying capacity of approximately 30 million dwt (excluding crew transfer vessels ) and consisting of drybulk vessels, crude oil tankers, chemical tankers, container vessels, offshore wind vessels and port vessels.
Merger with Golden Ocean
On August 20, 2025, we consummated a merger transaction with Golden Ocean, whereby Golden Ocean merged with and into one of our wholly-owned subsidiaries, CMB.TECH Bermuda Ltd. (“Merger Sub”), with Merger Sub as the surviving company (the “Merger”) pursuant to that certain agreement and plan of merger between the Company, Golden Ocean and Merger Sub dated May 28, 2025 (the “Merger Agreement”).
At the effective time of the Merger, each issued and outstanding Golden Ocean common share, par value $0.05 per share (the “Golden Ocean common shares”) was canceled, and each such share (other than those that CMB.TECH, Merger Sub, Golden Ocean or any of their respective subsidiaries owned) was automatically converted into the right to receive 0.95 of our ordinary shares.
As a result of the Merger, we issued 95,952,934 ordinary shares to former Golden Ocean shareholders and the Golden Ocean common shares ceased trading on Euronext Oslo and the Nasdaq Global Select Market. Pursuant to the Merger Agreement, we also agreed to pursue a secondary listing of Euronext Oslo, which became effective as of August 20, 2025.
For more information on the closing of the Merger, please see our report on Form 6-K that we submitted to the Commission on August 20, 2025, which is incorporated herein by reference. See “Where You Can Find Additional Information.”

USE OF PROCEEDS
We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions.  We will not receive any proceeds from sales of our securities by the selling shareholders.

CAPITALIZATION
A prospectus supplement or report on Form 6-K subsequently furnished to the Commission and incorporated by reference into the Registration Statement of which this prospectus is a part will include information relating to our capitalization.

PLAN OF DISTRIBUTION
We or any selling shareholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we or any selling shareholder may sell some or all of the securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

In addition, we or any selling shareholder may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:
•	enter into transactions involving short sales of our ordinary shares by broker-dealers;
•	sell ordinary shares short and deliver the shares to close out short positions;
•
enter into option or other types of transactions that require us or any selling shareholder to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus;

•	loan or pledge the ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or
•	a combination of the foregoing.

We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, any selling shareholder or borrowed from us or any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling shareholder may otherwise loan or pledge securities (which may be newly-issued or outstanding securities) to a financial institution or other third party that in turn may sell the securities short using this prospectus or on-lend the securities to third parties who may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any selling shareholders and any broker-dealers or other persons acting on our behalf or on behalf of the selling shareholders that participate with us or the selling shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have or will inform the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market.  The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and the selling shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or any securities convertible into or exchangeable for our ordinary shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the selling shareholders' securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which include sales made directly on or through the NYSE, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold by us under this Registration Statement.
If more than five percent or more of the net proceeds of any offering of ordinary shares made under this prospectus will be received by a Financial Industry Regulatory Authority, or FINRA, member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

SELLING SHAREHOLDERS
This prospectus may also, from time to time, relate to an offering by one or more selling shareholders of its or their shares. Selling shareholders may sell all or a portion of the shares beneficially owned by them and offered from time to time directly or through one or more underwriters or dealers.  Unless otherwise specified in a prospectus supplement, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The selling shareholders may sell its or their shares in one or more transactions at negotiated fixed prices, at prevailing market prices at the time of the sale or at varying prices determined at the time of sale. These sales may be effected in transactions which may be structured as block trades or using any other method permitted pursuant to applicable laws, rules and regulations, as described in the applicable prospectus supplement. The selling shareholders, who will be named in a prospectus supplement, may offer and sell ordinary shares from time to time pursuant to this prospectus. We will not receive any of the proceeds from any sale of our ordinary shares by any of the selling shareholders.

DESCRIPTION OF SHARE CAPITAL
The following is a summary of the description of our share capital. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our share capital and the material terms of our Articles of Association contained in our Annual Report on Form 20-F for the year ended December 31, 2024 that we filed with the Commission on April 9, 2025, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, together with our Articles of Association, a copy of which has been filed as an exhibit thereto.  Please see the section of this prospectus entitled "Where You Can Find Additional Information."
Issued and Authorized Capitalization
Our share capital consists of ordinary shares issued without par value. Under Belgian law, shares without par value are deemed to have a "nominal" value equal to the total amount of share capital divided by the number of shares. As of August 20, 2025 our issued (and fully paid up) share capital was $343,439,903.39 which is represented by 315,977,647 ordinary shares with no par value (including treasury shares). The nominal value of our ordinary shares is (rounded) $1.09 per share.
Description of Ordinary Shares
Each outstanding ordinary share entitles the holder to one vote on all matters submitted to a vote of shareholders. Each share represents an identical fraction of the share capital and is either in registered or dematerialized form.
Description of Preferred Shares
We may offer and issue one or more series of preferred stock. We will set forth in the applicable prospectus supplement a description of the terms and rights of the preferred shares that may be offered under this prospectus, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series.  Belgian company law and/or our Articles of Association may require shareholder approval for the establishment of a series of preferred stock.
Share Register
Our Belgian Shares are reflected in the Belgian Register, that is maintained by Euroclear Belgium. The Belgian Shares have ISIN BE0003816338. Only these shares, which are reflected in the Belgian Register, may be traded on Euronext Brussels.
Our U.S. Shares are reflected in our U.S. Register that is maintained by Computershare. The U.S. Shares have CUSIP B38564108.  Only these shares, which are reflected in the U.S. Register, may be traded on the NYSE.
Our Norwegian Shares are reflected in the Norwegian central securities depository, Euronext Securities Oslo (Nw.: Verdipapirsentralen) (“VPS”). The Norwegian Shares are derived from our ordinary shares that are primary recorded in our U.S. component of our share register in DTC. In DTC these shares are recorded in the name of Clearstream Bank S.A. (Luxembourg), which forwards interests in such shares to the custodian bank of DNB Bank ASA, Issuer Services, acting as our VPS registrar (the “VPS Registrar”). The VPS Registrar register such book entry interests in the VPS as a secondary recording of shares, the Norwegian Shares, which are further delivered into the investors' respective VPS accounts. The Norwegian Shares are recorded in the VPS under the name of a "share" and are regarded as "shares" in accordance with the Central Securities Depositories Regulation (Regulation (EU) No 909/2014 (CSDR)). The VPS Registrar administers the register of holders of Norwegian Shares.
For Belgian Shares, including shares that were either acquired on Euronext Brussels or prior to our initial public offering, to be traded on the NYSE and for U.S. Shares to be traded on Euronext Brussels, shareholders must reposition their shares to the appropriate component of our share register (the U.S. Register for listing and trading on the NYSE and the Belgian Register for listing and trading on Euronext Brussels). As part of the repositioning procedure, the shares to be repositioned would be debited from the Belgian Register or the U.S. Register, as applicable, and canceled from the holder's securities account, and simultaneously credited to the relevant register (the Belgian Register for shares to be eligible for listing and trading on Euronext Brussels and the U.S. Register for shares to be eligible for listing and trading on the NYSE) and deposited in the holder's securities account. The repositioning procedure is normally completed within three trading days but may take longer, and we cannot guarantee the timing.  We may suspend the repositioning of shares for periods of time, which we refer to as "freeze periods" for certain corporate events, including the payment of dividends or shareholder meetings. In such cases, we plan to inform  shareholders about such freeze periods on our website.

Shareholders who hold U.S. Shares in DTC and wish to exchange those shares into Norwegian Shares in the VPS must instruct and authorize their broker to deliver those shares to the VPS Registrar (through its nominee in DTC). Upon the VPS Registrar's receipt of the U.S. Shares (through its nominee in DTC), the Norwegian Shares will be issued by the VPS Registrar and delivered to the VPS account of the relevant holder. Holders of Norwegian Shares who wish to exchange their Norwegian Shares in the VPS into U.S. Shares in DTC, must instruct and authorize their broker to deliver and transfer the Norwegian Shares to an intermediary VPS account of the VPS Registrar and they will then receive the corresponding number of U.S. Shares in DTC upon the VPS Registrar's receipt of instructions on delivery. It should be noted that (i) Belgian Shares in Euroclear cannot directly be exchanged into Norwegian Shares in the VPS, i.e., Belgian Shares should first be exchanged into U.S. Shares in DTC after which the U.S. can be exchanged into Norwegian Shares (both in the manner described above), and (ii) vice versa, Norwegian Shares in the VPS cannot directly be exchanged into Belgian Shares in Euroclear, i.e. Norwegian Shares should first be exchanged into U.S. Shares after which the U.S. Shares can be exchanged into Belgian Shares (both in the manner described above).
Please see our website https://cmb.tech for instructions on how to reposition your shares to be eligible for trading on either the NYSE, Euronext Brussels or Euronext Oslo. The information contained on our website does not form a part of this prospectus.
Registrar and Transfer Agents
We maintain a share register in Belgium, the Belgian Register, maintained by Euroclear Belgium, on which our Belgian Shares are reflected.  Our U.S. Shares are reflected in our U.S. Register that  Computershare Trust Company N.A. maintains. Our Norwegian Shares are secondary recorded in VPS that our VPS Registrar maintains.
Listings
Our ordinary shares are listed on the New York Stock Exchange and Euronext Brussels under the symbol “CMBT” and Euronext Oslo under the symbol "CMBTO”.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the Registration Statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures."  Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  However, since we are incorporated and existing under Belgian law, certain aspects of the debt securities may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  We refer to any applicable prospectus supplement, amendment to the Registration Statement of which this prospectus forms a part, and reports we file with the Commission under the Exchange Act as "subsequent filings."  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Belgian tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued.  The debt securities may be issued in one or more series. You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions, including discharge and defeasance;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered, dematerialized, or bearer form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above.  Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable, and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in minimum denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.
Senior Debt Securities
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt.  The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture.  These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
Unless the debt securities qualify as bonds ("obligaties" / "obligations") under Belgian company law, we expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)
waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities; will be effective against any holder without his consent.  Other terms of our debt securities that do not qualify as bonds ("obligaties" / "obligations") under Belgian company law, as specified in subsequent filings, may be modified without the consent of the holders.

In the event the debt securities, however, do qualify as bonds ("obligaties" / "obligations") under Belgian company law, the rights of the respective holders may only be modified if the provisions relating to general meetings of bondholders ("algemene vergadering van obligatiehouders" / "assemblée générale des obligataires") as set forth in the Belgian Code of Companies and Associations are complied with.

Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency, failure to pay final court judgments or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture with the applicable trustee, a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee indemnity and security reasonably satisfactory to it.  Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities.
We expect that, to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, which have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
In the event that the Depository Trust Company (or “DTC”) acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., as DTC's nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The warrants will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto). However, since we are incorporated under Belgian law, certain aspects of the warrants may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement (or a post-effective amendment hereto)

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of (i) debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above, as specified in the applicable prospectus supplement; or (ii) currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.
The purchase contracts will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto). However, since we are incorporated under Belgian law, certain aspects of the purchase contracts may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement (or a post-effective amendment hereto)

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.
The rights will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto). However, since we are incorporated under Belgian law, certain aspects of the rights may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, preferred shares, ordinary shares or any combination of such securities.  The applicable prospectus supplement will describe the terms of the offered units.
The unit agreement under which a unit is issued will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto). However, since we are  incorporated under Belgian law, certain aspects of the unit agreement may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement (or a post-effective amendment hereto).

TAX CONSIDERATIONS
United States Federal Income Tax Considerations
Our Annual Report on Form 20-F for the year ended December 31, 2024 that we filed with the Commission on April 9, 2025, as updated by annual and other reports and documents that we file with the Commission after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.
Belgian Tax Considerations
Our Annual Report on Form 20-F for the year ended December 31, 2024 that we filed with the Commission on April 9, 2025, as updated by annual and other reports and documents that we file with the Commission after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Belgian tax consequences that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.
Bermuda Tax Considerations
Currently, there is no Bermuda income or profits tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by CMB.TECH or its shareholders that are not incorporated, tax resident, operating a permanent establishment or existing in Bermuda.
Bermuda enacted the Corporate Income Tax Act 2023 (the “CIT Act”) in 2023, with application from financial periods beginning on or after January 1, 2025. Entities subject to tax under the CIT Act are the Bermuda constituent entities of multi-national groups, which includes Merger Sub and its Bermuda subsidiaries. The CIT Act defines a multi-national group as a group with entities in more than one jurisdiction with consolidated revenues of at least EUR 750 million in any two of the four previous fiscal years. If the Bermuda constituent entities of a multi-national group are subject to tax under the CIT Act, such tax is charged at a rate of 15% of net taxable income of such constituent entities as determined in accordance with and subject to the adjustments set out in the CIT Act (including in respect of foreign tax credits applicable to the Bermuda constituent entities). In general, income arising from international shipping is exempted from the scope of such tax to the extent certain requirements relating to strategic or commercial management in Bermuda are satisfied. The tax imposed under the CIT Act will be applicable to Merger Sub and its Bermuda subsidiaries, however CMB.TECH expects that their income arising from international shipping will be exempt from such tax in Bermuda.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated under the laws of Belgium as a corporation. Belgium has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent.
All of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries' assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
Argo Law BV, our counsel as to Belgian law, has advised us that there is uncertainty as to whether the courts of Belgium would (1) recognize or enforce against us, or our directors or officers, judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in Belgium, based on applicable U.S. federal and state securities laws.
EXPENSES
The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:
Commission Registration Fee		$(1)
Printing and Related Expenses	$	*
Legal Fees and Expenses	$	*
Accountants' Fees and Expenses	$	*
NYSE Supplemental Listing Fee	$	*
FINRA Fee	$	*
Blue Sky Fees and Expenses	$	*
Transfer Agent's Fees and Expenses	$	*
Miscellaneous Costs	$	*
Total	$	*

(1)
The Registrant is registering an indeterminate amount of securities under the registration statement in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee in connection with such securities until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

*	To be provided by a prospectus supplement or as an exhibit to our report on Form 6-K that is incorporated by reference into this Registration Statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of United States and New York law.  The validity of securities offered by this prospectus will be passed upon for us by Argo Law BV with respect to matters of Belgian law.
EXPERTS
The consolidated financial statements of CMB.TECH NV as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO Bedrijfsrevisoren BV, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting contains an explanatory paragraph relating to the exclusion of CMB.TECH Enterprises NV from the scope of management’s assessment of the effectiveness of internal control over financial reporting and our audit of internal control over financial reporting as of December 31, 2024.
BDO Bedrijfsrevisoren BV, Antwerp, Belgium, is a member of the Instituut van de Bedrijfsrevisoren / Institut des Réviseurs d’Entreprises.
The consolidated financial statements of CMB.TECH NV (formerly Euronav NV) for the year ended December 31, 2022 incorporated by reference in this prospectus and in the Registration Statement have been so incorporated  in reliance on the report of KPMG Bedrijfsrevisoren BV / KPMG Réviseurs d’Entreprises SRL, an independent registered public accounting firm, also incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a Registration Statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that Registration Statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This prospectus and any prospectus supplement are part of a Registration Statement that we filed with the Commission and do not contain all of the information in the Registration Statement. The full Registration Statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the Registration Statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the Registration Statement through the Commission’s website.
Further information about our company is available on our website at https://cmb.tech. The information on our website does not constitute a part of, as is not incorporated by reference into, this prospectus.

Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:
•
our current reports on Form 6-K, that we furnished to the Commission on April 10, 2025, April 14, 2025, April  22, 2025, April 23, 2025, April 24, 2025, May 1, 2025, May  21, 2025, May 22, 2025, May 30, 2025, July 17, 2025, August 14, 2025, August 15, 2025 and August 20, 2025;

•
our Annual Report on Form 20-F for the year ended December 31, 2024, that we filed with the Commission on April 9, 2025, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•
the description of ordinary shares contained in our Registration Statement on Form 8-A, that we filed with the Commission on January 21, 2015, including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We, the selling shareholders and any underwriters have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it. We, the selling shareholders and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above-mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
CMB.TECH NV
De Gerlachekaai 20
2000 Antwerp
Belgium
Telephone: +32-3-247-5911
Information Provided by the Company
We will furnish holders of our ordinary shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to shareholders in accordance with the rules of the NYSE, we do not expect that those proxy statements will conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

CMB.TECH NV
Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and Units
___________________
PROSPECTUS
___________________
August 20, 2025

PART II
Item 8. Indemnification of Directors and Officers
The aggregate liability of directors of CMB.TECH is limited, in accordance with Article 2:57 of the Belgian Code of Companies and Associations adopted by the Act of March 23, 2019, as amended and replaced from time to time (the “BCCA”), to EUR 12 million. This statutory liability cap applies as an aggregate for all directors concerned for claims based on the same fact(s) regardless of the number of plaintiffs. The liability cap is applicable both vis-à-vis CMB.TECH and third parties, irrespective of the ground or basis of the liability claim (contractual or non-contractual). The liability cap does not apply to (i) recurring minor errors, gross misconduct, fraudulent intent or intent to damage, (ii) specific director liability included in the BCCA in the event of an invalid subscription to a capital increase, (iii) liabilities toward the Belgian national social security office for unpaid social security contributions, or (iv) liabilities towards the Belgian tax authorities for unpaid VAT or withholding tax.
CMB.TECH maintains extensive directors’ and officers’ liability insurance, including coverage for, among other things, liabilities under the Securities Act and Exchange Act, and discretionary coverage for certain pollution claims.
CMB.TECH has entered into an indemnification agreement governed by New York law, or the “New York Indemnification Agreement”, with each of its directors and officers, each an indemnitee. Pursuant to the New York Indemnification Agreement, CMB.TECH has agreed to indemnify each indemnitee, to the fullest extent permitted by applicable law, from and against any costs, expenses or fees paid, suffered or incurred by the indemnitee in connection with any claim or proceeding, including proceedings under the Securities Act or the Exchange Act or any other U.S. federal law, state law, statute or regulation, that the indemnitee is, was, or may be threatened to be involved as a party, or otherwise, by reason of his or her capacity as director or officer of CMB.TECH. CMB.TECH will not indemnify any director or officer from or against any financial consequences related to any claim or proceeding in which a court of competent jurisdiction has found the director or officer to be liable to the Registrant for fraud or willful misconduct in connection with or relating to his or her capacity as a director of officer. Under the New York Indemnification Agreement, CMB.TECH is not obligated to indemnify any indemnitee for, among other things, claims indemnified by any insurance policy, except with respect to any excess amount beyond the insurance proceeds made available to the indemnitee.
Item 9. Exhibits
Exhibit No.	Description
1.1	Form of Underwriting Agreement (for equity securities)(1)
1.2	Form of Underwriting Agreement (for debt securities)(1)
4.1	Form of Ordinary Share Certificate(2)
4.2	Form of Preferred Share Certificate(1)
4.3	Form of Senior Debt Securities Indenture
4.4	Form of Subordinated Debt Securities Indenture
4.5	Form of Warrant Agreement(1)
4.6	Form of Purchase Contract(1)
4.7	Form of Rights Agreement(1)
4.8	Form of Unit Agreement(1)
5.1	Opinion of Argo Law BV, Belgian counsel to the Company
5.2	Opinion of Seward & Kissel LLP, United States and New York counsel to the Company
8.1	Opinion of Argo Law BV, with respect to certain Belgian tax matters
8.2	Opinion of Seward & Kissel LLP, with respect to certain United States tax matters
23.1	Consent of Argo Law BV (included in Exhibit 5.1 and 8.1)
23.2	Consent of Seward & Kissel LLP (included in Exhibit 5.2 and 8.2)
23.3	Consent of BDO Bedrijfsrevisoren BV
23.4	Consent of KPMG Bedrijfsrevisoren BV / KPMG Réviseurs d’Entreprises SRL
24.1	Power of Attorney (included on signature page)
25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture)(3)
25.2	Form of T-1 Statement of Eligibility (subordinated debt securities indenture)(3)
107	Fling Fee Table
 _____________
(1)	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Exchange Act, of the Registrant and incorporated by reference into this Registration Statement.
(2)	Filed as Exhibit 4.1 to the Company's Amended Registration Statement on Form F-1/A (Amendment No. 1) (File No. 333-198625) on November 4, 2014.
(3)	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings
The undersigned registrant hereby undertakes:
(a) Under Rule 415 of the Securities Act,
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Table” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 , as amended, or Item 8.A of Form 20-F, as amended, if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.
(5)(i) That, for the purpose of determining liability under the Securities Act, to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the  Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(f) [Reserved]
(g) Not applicable.
(h) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(i) The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(k) Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Antwerp, Belgium, on August 20, 2025.

CMB.TECH NV (registrant)
By:	/s/ Alexander Saverys
Name:	Alexander Saverys
Title:	Chief Executive Officer

By:	/s/ Ludovic Saverys
Name:	Ludovic Saverys
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Billotti and Madison Pesce his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 20, 2025.
Signature	Title

/s/ Alexander Saverys	Chief Executive Officer Principal Executive Officer
Hof Ter Polder BV, permanently represented by Alexander Saverys

/s/ Ludovic Saverys	Chief Financial Officer Principal Financial Officer/Principal Accounting Officer
Succavest NV, permanently represented by Ludovic Saverys

/s/ Marc Saverys	Supervisory Board Member
Marc Saverys

/s/ Patrick De Brabandere	Supervisory Board Member
Debemar BV, permanently represented by Patrick De Brabandere

/s/ Julie De Nul	Supervisory Board Member
Julie De Nul

/s/ Patrick Molis	Supervisory Board Member
Compagnie Nationale de Navigation S.A.S., permanently represented by Patrick Molis

/s/ Catharina Scheers	Supervisory Board Member
Catharina Scheers

/s/ Bjarte Bøe	Supervisory Board Member
Bjarte Bøe

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this Registration Statement in the City of Newark, State of Delaware, on August 20, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative